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                                                                    EXHIBIT 99.4


             CONSENT OF J. TODD MITCHELL TO BE NAMED AS A DIRECTOR




         The undersigned hereby consents to be named as a director of Devon Energy Corporation and of Devon Holdco Corporation in the Registration Statements on Form S-4 filed by Devon Energy Corporation (Registration No. 333-68694) and to be filed by Devon Holdco Corporation with the Securities and Exchange Commission.



Dated: October 26, 2001



                                             /s/ J. TODD MITCHELL
                                             -----------------------------------
                                             Name: J. Todd Mitchell